                                    AGREEMENT


        AGREEMENT made as of the 31st day of July, 1999 between Lernout & Hauspie Speech Products N.V., a Belgian corporation with its principal place of business in Ieper, Belgium ("Buyer"), and Fonix Corporation, a Delaware corporation with its principal headquarters in Salt Lake City, Utah ("Fonix") and Fonix/ASI Corporation, a Utah corporation with its principal place of business in Woburn, Massachusetts ("ASI") (Fonix and ASI together, the "Sellers").

                               W I T N E S S E T H:

        WHEREAS, Buyer and the Sellers have entered into an Asset Purchase Agreement, dated as of May 19, 1999 (the "Asset Purchase Agreement") pursuant to which Buyer has agreed to buy and Sellers have agreed to sell all of the assets and properties held in connection with, necessary for, or material to the business and operations of the Articulate Division (as defined in the Asset Purchase Agreement) (the "Transaction");

        WHEREAS, pursuant to the Asset Purchase Agreement, Buyer and ASI have entered into a License Agreement, dated May 19, 1999 (the "License Agreement"), and Buyer and the Sellers have entered into a Technology Option Agreement, dated as of May 19, 1999 (the "Technology Option Agreement");

        WHEREAS, the Closing of the Transaction has been delayed beyond the expectations of the parties, and the parties wish to amend the Asset Purchase Agreement and the License Agreement in certain respects as a result of such delay; and

        WHEREAS, the parties also wish to enter into certain agreements which will enable Buyer to begin to sell the products of the Articulate Division ("ASI Products") in consideration of Buyer providing to ASI certain additional financing.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto hereby agree as follows:

                                   AGREEMENTS

        1. Buyer hereby exercises its option to be appointed as an ASI Distributor of ASI Products using the Dragon Recognition Technology under
Section 3.1 of the Technology Option Agreement, effective as of July 1, 1999. The scope of the distributorship shall include, without limitation, the following rights within the permitted Fields of Use: (i) the right to fulfill outstanding purchase orders of either Seller received prior to the Closing; (ii) the rights to provide certain warranty, maintenance and service with respect to ASI Products and Dragon Distributable Technology sold by either Seller prior to the Closing; and (iii) the right to distribute ASI Products and Dragon
Distributable Technology and provide warranty and maintenance services with respect thereto.

         2. Sellers hereby transfer and assign to Buyer the following assets related to the Business determined as if the Closing of the Transaction occurred on July 1, 1999: (i) all Acquired Sales Orders, including those set forth on
Schedule  2(i),  (ii) all  License  Agreements,  including  those  set  forth on
Schedule 2(ii) hereof, (iii) all client and customer contracts related to ongoing maintenance and servicing obligations (the "Maintenance Contracts"), and
(iv) the right to use and exploit for Buyer's benefit all of the existing sales leads and opportunities of Sellers. Buyer shall have any and all rights to receive any payments due and owning under the Acquired Sales Orders, License Agreements and Maintenance Contracts as if the Closing of the Transaction had occurred on July 1, 1999. Following the execution of this Agreement, Sellers and Buyer shall jointly notify all applicable customers of this change. Sellers


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

shall promptly pay over to Buyer any such payments received by them after the date hereof. The amount, not less than zero, determined by subtracting (a) four hundred thousand dollars ($400,000) from (b) the aggregate amounts paid to Sellers prior to the date hereof that constitute Prepaid Sales Order Amounts, Prepaid Maintenance Amounts or prepaid License Agreement amounts, as if the Closing of the Transaction had occurred on July 1, 1999, shall reduce the Purchase Price (to be offset against that portion of the Purchase Price to be paid pursuant to Section 1.3(a)(iii)) consistent with the provisions of Section 1.3(b) and (c). If the Closing of the Transaction does not occur by September 3, 1999, such prepaid amounts shall become immediately due and payable by Sellers to Buyer. Buyer hereby agrees to assume and perform pursuant to their terms all of the liabilities and obligations of Sellers arising under the Acquired Sales Orders, the License Agreements, and the Maintenance Contracts, from and after July 1, 1999, provided, however, that Buyer's assumption of such liabilities and obligations shall only be effective for so long as ASI provides to Buyer certain services as set forth in Section 3 hereof.

         3. Effective as of July 1, 1999, Buyer hereby engages ASI to provide marketing, sales, product implementation and installation and customer support services (collectively, the "Services") on behalf of Buyer, in the manner that Buyer shall reasonably request, and ASI hereby agrees to provide such Services at its expense in consideration of the agreements made herein, until the earlier of (i) the Closing of the Transaction, (ii) the later of September 30, 1999 or the installation of all of the products required to be installed under the Acquired Sales Orders and License Agreements, or (iii) such other date as the parties may mutually agree. In connection with such Services, ASI agrees to provide to Buyer the full-time services of all of the marketing, sales and customer support personnel currently employed by ASI in connection with the Business. Such employees shall apply their full time and effort on behalf of Buyer and will be under the supervision and daily management of Buyer, and Buyer may direct such personnel with respect to the sales and support of ASI Products, sales of Buyer's Clinical Reporter product, and the Services, as it deems appropriate, in its sole discretion. Prior to the Closing of the Transaction, if ASI materially defaults in its obligations to perform the Services required hereunder, in addition to any other remedies that the Buyer may have, if Buyer gives written notice of such default to ASI and ASI shall fail to cure such default within five (5) days, for so long as such default remains uncured and provided that the Closing has not occurred, Buyer shall thereafter have the right to transfer back to the respective Seller any Acquired Purchase Order, License Agreement or Maintenance Contract, and the related liabilities and obligations by written notice to Sellers. The parties acknowledge that employees of ASI are not, and shall not be deemed to be employees of Buyer, but are, at all times, employees of ASI. The parties acknowledge and agree that this Agreement does not (a) authorize either Fonix or ASI to enter into any purchase order, contract or other agreement or incur any other liability or obligation on behalf of Buyer, (b) authorize Buyer to enter into any purchase order, contract or other agreement or incur any liability or obligation on behalf of a Seller (except as expressly provided in the Technology Option Agreement when Buyer is acting as an ASI Distributor) or (c) create a partnership, agency or joint venture, but a relationship of independent contractors.

         4. ASI and Fonix each hereby agree that they will not, directly or indirectly, conduct any sales, marketing or licensing activity with respect to the Business or the ASI Products other than on behalf of Buyer while ASI is required to provide Services to Buyer pursuant to Section 3 hereof, including, but not limited to, through other distributors of ASI Products. It is understood that for purposes of convenience a Seller, subject to the consent of Buyer, may enter into sales orders, license agreements or maintenance contracts with respect to the Business while ASI is performing Services hereunder. By way of clarification, any such agreements shall be deemed to be Acquired Sales Orders, License Agreements or Maintenance Contracts hereunder.

         5. In the event that the Closing of the Transaction has not taken place by September 3, 1999, then Sellers hereby grant to Buyer a perpetual, royalty-free, non-exclusive license in accordance with Articles 2.1, 2.2, 2.3, and 2.5 of the License Agreement for ASI's software as specified in Addendum E


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

to the License Agreement, effective as of September 3, 1999, and subject to all terms of the License Agreement, provided, however, that such license shall be royalty-free notwithstanding the terms of the License Agreement; and provided further that Buyer understands and agrees that Sellers grant hereunder shall be subject to either Seller obtaining the license rights specified in said Addendum E.

         6. Buyer hereby agrees to provide to ASI an additional loan in the principal amount of $1,200,000 (the "New Loan") pursuant to the following documents: (1) Second Amendment to Promissory Note; (2) First Amendment to Loan Agreement; (3) Third Amendment to Security Agreement; (4) First Amendment to Pledge and Security Agreement; (5) Fourth Amendment to Promissory Note; and (6) a letter agreement between the Buyer and Sellers, all of which shall be executed by Buyer, ASI and Fonix substantially in the forms attached hereto. Notwithstanding the foregoing, the New Loan shall not be funded unless and until
(a) Fonix's registration statement on Form S-3, currently pending before the Securities and Exchange Commission (the "SEC") is declared effective, (b) Fonix files with the SEC an amendment to Fonix's proxy statement with respect to the Transaction in a form reasonably acceptable to Buyer and its counsel, and (c) Buyer receives a letter from counsel to Sellers advising Buyer that no further consent from Beesmark is required in connection with the amendments and agreements contemplated hereby. Provided that: (i) Fonix satisfies all conditions to receiving the New Loan on or before 5:00 p.m. Boston time on Thursday, August 12, 1999; and (ii) Buyer's wire transfer of $1.2 Million to its United States subsidiary made on August 10, 1999 is available to be wired hereunder by the receiving bank on a timely basis, Buyer will arrange to have the New Loan sent by wire transfer from a United States account on or before the close of business on Friday, August 13, 1999. In addition, Fonix shall promptly respond to all future SEC comments and provide to Buyer within one (1) business day of delivery or receipt copies of all correspondence with the SEC with respect to its Form S-3 Registration Statement, the proxy statement or otherwise until the Closing, and, upon request of the Buyer, copies of all correspondence with the SEC prior to the date hereof.

         7. The parties hereby agree that the Purchase Price under the Asset Purchase Agreement shall be offset at Closing by the amount of any sums owed to Buyer by either of the Sellers pursuant to contractual arrangements between the parties.

         8. Fonix and ASI, jointly and severally, shall indemnify Buyer from and against any and all claims, losses and liabilities, together with related expenses and costs (including, without limitation, reasonable attorney's fees and court costs) incurred as a result of or arising out of the performance by ASI of the Services hereunder concerning or otherwise relating to Acquired Sales Orders, License Agreements and Maintenance Contracts, including, but not limited to, as a result of the acts or omissions of any employees, officers or agents of ASI or as a result of their breach of this Agreement or their failure to perform their obligations hereunder, except insofar as such claims, losses and liabilities are incurred as a result of the gross negligence or willful misconduct of Buyer. In addition, Fonix and/or ASI shall continue to maintain adequate product liability insurance and any other form of insurance with respect to the ASI Products in such amounts as is customary in the industry and is currently maintained, subject to the terms of such existing policies.

         9. Pursuant to Section 1.14 of the Asset Purchase Agreement, Buyer hereby notifies Sellers of Buyer's election to designate the Apple Claims as Subject Assets pursuant to Sections 1.1(a)(viii) and (ix) of the Agreement.

                     AMENDMENTS TO ASSET PURCHASE AGREEMENT

        10. In the event of any inconsistency between this Agreement and the Asset Purchase Agreement, the terms of this Agreement shall control, including without limitation, the transfer hereunder of the Acquired Sales Orders, License Agreements and Maintenance Contracts effective as of July 1, 1999 and the calculation of the prepaid amounts with respect thereto.

        11. If (a) the Closing of the Transaction shall have occurred on or before September 3, 1999 or (b) Buyer shall be reasonably satisfied at the Closing that it has obtained the license rights referred to in Section 5 hereof, without any further consents or payments being required, the amount to be placed in escrow pursuant to Section 1.3(a)(ii) of the Asset Purchase Agreement shall be reduced to Two Million Five Hundred Thousand Dollars ($2,500,000). Any and all prior agreements and understandings not expressly set forth herein or in the Asset Purchase Agreement with respect to the amount to be escrowed pursuant to the Transaction are hereby terminated.

                         AMENDMENTS TO LICENSE AGREEMENT

          12. The second paragraph of Section 6.5(a) of the License Agreement shall be deleted in its entirety.

          13. Section 6.5(b) of the License Agreement shall be deleted in its entirety, and Section 6.5(c) shall be redesignated as Section 6.5(b).

                                  MISCELLANEOUS

         14. (a) Sellers and Buyer each remake each and every representation and warranty made by them in each of the Asset Purchase Agreement, the License Agreement and the Technology Option Agreement.

         (b) This Agreement shall not be assignable by ASI or Fonix without the prior written consent of Buyer. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         (c) In the event of any conflict between the terms hereof and the terms of any of the Asset Purchase Agreement, the License Agreement or the Technology Option Agreement, the terms of this Agreement shall be controlling.

         (d) Terms used herein but not defined shall have the meanings ascribed thereto in the Asset Purchase Agreement, License Agreement or Technology Option Agreement, as applicable.

         (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

         (f) This Agreement, the Asset Purchase Agreement, the License Agreement and the Technology Option Agreement, together with the schedules and other attachments hereto and thereto constitute the entire agreement of the parties with respect to the subject matter hereof. There are no other agreements and understanding with respect thereto except as expressly set forth herein or therein. No provision of this Agreement may be waived or amended, except in writing executed by all parties hereto.

         (g) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (other than the choice of law principles thereof).

         (f) This Agreement may be executed in multiple counterparts and by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.


                                  FONIX CORPORATION



                                  By:/s/
                                     -------------------------------------------
                                   Name:  Thomas A. Murdock
                                   Title:  President and Chief Executive Officer

                                  FONIX/ASI CORPORATION



                                  By:/s/
                                     -------------------------------------------
                                   Name:  Thomas A. Murdock
                                   Title:  President


                                  LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.




                                  By:/s/
                                     -------------------------------------------
                                   Name:  Gaston Bastiaens
                                   Title:  President and Chief Executive Officer




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